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                                                                   Exhibit 12(b)

                                     KEYCORP
                COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (DOLLARS IN MILLIONS)
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED
                                                                 MARCH 31,
                                                           ----------------------
                                                             1999          1998
                                                           --------      --------

COMPUTATION OF EARNINGS
Net income                                                  $  293        $  235
Add: Provision for income taxes                                142           108
Less:  Extraordinary net gain                                   --            --
                                                            ------        ------
         Income before income taxes and
            extraordinary net gain                             435           343
Fixed charges, excluding interest on deposits                  398           338
                                                            ------        ------
         Total earnings for computation,
            excluding interest on deposits                     833           681
Interest on deposits                                           309           347
                                                            ------        ------
         Total earnings for computation,
            including interest on deposits                  $1,142        $1,028
                                                            ======        ======

COMPUTATION OF FIXED CHARGES
Net rental expense                                          $   45        $   32
                                                            ======        ======
Portion of net rental expense deemed
    representative of interest                              $   11        $    8
Interest on short-term borrowed funds                          173           191
Interest on long-term debt, including cap securities           214           139
                                                            ------        ------
         Total fixed charges, excluding interest
            on deposits                                        398           338
Interest on deposits                                           309           347
                                                            ------        ------
         Total fixed charges, including interest
            on deposits                                     $  707        $  685
                                                            ======        ======

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
Preferred stock dividend requirement on
    a pre-tax basis                                             --            --
Total fixed charges, excluding interest on deposits         $  398        $  338
                                                            ------        ------
       Combined fixed charges and preferred stock
           dividends, excluding interest on deposits           398           338
Interest on deposits                                           309           347
                                                            ------        ------
       Combined fixed charges and preferred stock
           dividends, including interest on deposits        $  707        $  685
                                                            ======        ======

RATIO OF EARNINGS TO FIXED CHARGES
Excluding deposit interest                                   2.09x         2.01x
Including deposit interest                                   1.62x         1.50x

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS
Excluding deposit interest                                   2.09x         2.01x
Including deposit interest                                   1.62x         1.50x
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